Exhibit 99.1

Commerce Union Bancshares, Inc. to Participate at KBW Community Bank Investor Conference

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 29, 2016--Commerce Union Bancshares, Inc. (Nasdaq: CUBN), parent of Reliant Bank, announced today that members of its management team will make a presentation at the KBW Community Bank Investor Conference in New York on August 3, 2016. Representing Commerce Union Bancshares at the investor conference will be Ron DeBerry, Chairman and CEO and Dan Dellinger, Chief Financial Officer.

All materials pertaining to Commerce Union Bancshares’ presentation to investors may be accessed through the Investor Relations link at www.commerceunionbank.com.

About Commerce Union Bancshares, Inc. and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. For additional information, locations and hours of operation, please visit our website found at www.reliantbank.com.

CONTACT:
Reliant Bank
DeVan Ard, 615-221-2020
President and Chief Executive Officer
or
Commerce Union Bancshares, Inc.
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer